UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 29, 2003

Date of Report (Date of Earliest Event Reported)

MAC-GRAY CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	1-13495	04-3361982
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

22 Water Street Cambridge, MA 02141
(Address of principal executive offices)

(617) 492-4040
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

TABLE OF CONTENTS

Item 9. Regulation FD Disclosure
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 10.15
EXHIBIT 99.1

ITEM 5.  OTHER EVENTS

On June 25, 2003, the Registrant publicly disseminated a press release announcing that the Registrant had closed a senior secured credit facility for $80 million, consisting of a three-year revolving credit line for $60 million and a five-year term loan for $20 million.  Approximately $56 million of the proceeds will be used to refinance the Company’s existing bank debt with the balance available to finance acquisitions and working capital needs.  Citizens Bank of Massachusetts served as Agent for the financing.

The foregoing description is qualified in its entirety by reference to the Registrant’s Press Release dated June 25, 2003 and the Revolving Credit and Term Loan Agreement dated as of June 24, 2003, copies of which are attached hereto as Exhibits 99.1 and 10.15, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2003	MAC-GRAY CORPORATION

	By:	/s/ Michael J. Shea
Michael J. Shea Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Index Number	Description of Document

10.13	Revolving Credit and Term Loan Agreement dated June 24, 2003
99.1	Press release dated June 25, 2003